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                                                                     Exhibit 3.4


                                     BYLAWS
                 OF AMERICAN REAL ESTATE INVESTMENT CORPORATION
              Incorporated under the laws of the State of Maryland

                                    ARTICLE 1

                                     OFFICES

            Section 1. Principal Office. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

            Section 2. Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 1. Place. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be determined by the Board of Directors during the month of May in each year. At each annual meeting, the stockholders shall elect Directors in the manner provided by the Corporation's Charter and these Bylaws, as in effect from time to time, and shall transact such other business as may properly come before the meeting.

            Section 3. Special Meetings. Subject to the rights of the holders of any series of preferred stock, par value $0.01 per share, of the Corporation (the "Preferred Stock"), the president of the Corporation or the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, (the "Whole Board") may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary upon the written request of the holders of shares
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entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform said stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, the special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve (12) months.

            Section 4. Notice of Meetings. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the date, hour and place of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given, not less than ten (10) nor more than ninety (90) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to a stockholder at his address as it shall appear on the records of the Corporation or its transfer agent.

            Section 5. Scope of Notice; Procedure. Any business of the Corporation may be transacted at an annual meeting of the stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. Business transacted at all special meetings shall be confined to that which is related to the purpose or purposes stated in the notice of the meeting.

            Section 6. Quorum. Except as otherwise provided by the Charter or by these Bylaws, the holders entitled to cast a majority of the votes entitled to be cast at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders entitled to cast a majority of the votes entitled to be cast at the meeting by such class or series on the matter shall constitute a quorum for the transaction of such specified item of business. When there is a quorum to organize a meeting, it shall not be deemed broken by the subsequent withdrawal of any stockholders. It there shall not be a quorum, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting of the time


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and place to which the meeting shall be adjourned. At such adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted on the original date of the meeting.

            Section 7. Action Taken at Meetings. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Director. A majority of the votes cast at a meeting at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless the matter is one upon which, by express provision of Maryland law, the Charter or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such matter.

            Section 8. Voting. Unless the Charter or Articles Supplementary thereto provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

            Section 9. Proxies. Every proxy must be in writing, dated and executed by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless a longer or shorter duration is specified in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representative or assigns, except in those cases where an irrevocable proxy is permitted by statute.

            Section 10. Notice of Stockholder Business and Nominations.

            (A) Annual Meetings of Stockholders.

            (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Article II, Section 4 of these Bylaws, (b) by or at the direction of the President or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

            (2) For nominations or other business to be properly brought before the annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw the stockholder must have given timely notice thereof in writing to the Secretary of


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the Corporation. To be timely, a stockholder's notice shall be delivered to the
Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nominations or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

            (B) Special Meetings of Stockholders. Only such


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business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article II, Section 4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (C) General.

            (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by Maryland law, the Charter or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of


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stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-5 under the Exchange Act.

            Section 11. Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in any Articles Supplementary (as referred in Article V of the Charter) with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect.

            Section 12. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

            Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Charter or by these Bylaws conferred on or reserved to the stockholders.

            Section 2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall consist of not more than fifteen nor less than three directors. The initial Board of Directors shall be set forth in the Articles of Incorporation. The directors, other than any who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders and the term of office of the third class to expire at the 1997 annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of


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stockholders, commencing with the 1995 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

            Section 3. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the president or secretary of the Corporation. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified herein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other case (except for an increase in the number of Directors), may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the Board of Directors. Any vacancy resulting from an increase in the number of Directors may be filled by a majority vote of the Whole Board. Directors elected by the Board of Directors to fill a vacancy resulting from any cause shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the terms of any incumbent director.

            Section 5. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the then outstanding voting stock, voting together as a single class.

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

            Section 1. Place. The Directors may hold meetings, both regular and special, at the principal office of the Corporation, or at such other place or places, within the United States as they may from time to time determine.


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            Section 2. Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

            Section 3. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the president or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

            Section 4. Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

            Section 5. Notice. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article IX hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

            Section 6. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, including the following committees:

                  (a) An Executive Committee, which shall have such


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            authority as shall be delegated by the Board of Directors (except those powers which may not be delegated to a committee under the
            MGCL) and shall advise the Board of Directors from time to time with respect to such matters as the Board of Directors shall direct.

                  (b) An Audit Committee which shall consist of Independent
            Directors (as defined below). The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Corporation's internal accounting controls.

                  (c) A Compensation Committee, which shall determine
            compensation for the Corporation's executive officers and shall administer a stock incentive plan adopted by the Corporation.


For purposes of this Article IV, Section 6, "Independent Directors" shall mean directors who are not (i) officers of the Corporation, (ii) employees of the Corporation, (iii) holders of more than 10 percent of the outstanding Voting Stock of the Corporation or (iv) with reference to any particular transaction, interested directors within the meaning of Section 2-419 of the MGCL. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution establishing such committee and not inconsistent with the MGCL, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors shall provide otherwise, the presence of one-half of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

            Section 7. Conference Call Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other similar communications equipment which allows all members participating in the meeting to hear one another at the same time.


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Participation by such means shall constitute presence in person at a board or committee meeting.

            Section 8. Consents. Any action required or permitted to be taken by the Board by the MGCL, the provisions of the Charter or these Bylaws may be taken without a meeting if the Whole Board or all the members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board.

                                    ARTICLE V

                                    OFFICERS

            Section 1. Executive Officers. The officers of the Corporation shall include a president and chief executive officer, secretary and treasurer. The Board of Directors may also appoint one or more vice presidents, assistant secretaries and assistant treasurers. Any two or more offices except president and vice president may be held by the same person. The Board may elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

            Section 2. Election; Term of Office. All officers shall be elected annually by the Board of Directors and shall hold office at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal.

            Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or, if appointed, the Compensation Committee.

            Section 4. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgement, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

            Section 5. Vacancies. A newly created office and a


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vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

            Section 6. President. The president shall be the chief executive officer of the Corporation. He shall have general powers of supervision and management of the business and affairs of the Corporation subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

            Section 7. Secretary and Assistant Secretary. The secretary or at the request of the Board of Directors, the assistant secretary, shall attend all meetings of the Board of Directors or the stockholders, keep the minutes thereof in appropriate books, give or cause to be given notice of all meetings of the Board of Directors and of the stockholders, keep in safe custody the records and seal of the Corporation, affix such seal to any instrument when authorized by the Board of Directors and perform such other duties incidental to the office or as may be prescribed by the Board.

            Section 8. Treasurer and Assistant Treasurers. The treasurer shall have the custody of the corporate funds and securities and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Corporation, the deposit of all moneys and other valuable effects in the name and to the credit of the Corporation and the disbursement of the funds of the Corporation subject to the order of the Board of Directors. The treasurer shall render to the president and Directors whenever they may so require an account of all his transactions as treasurer and of the financial condition of the Corporation. The treasurer shall, if required by the Board, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties. The assistant treasurer shall perform such duties and have such powers as the Board may from time to time prescribe. At the request of the treasurer or in his absence or disability, the assistant treasurer shall in their order of designated rank or seniority perform all the duties and exercise the powers of treasurer.

            Section 9. Vice Presidents. The Vice President(s) shall have such powers as the Board of Directors may determine.

                                   ARTICLE VI

                               SHARE CERTIFICATES


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            Section 1. Signature; Form. Every holder of shares in the
Corporation shall be entitled to have a certificate bearing the name of the Corporation, signed by, or in the name of the Corporation by, the president and by the secretary or the assistant secretary, or the treasurer or an assistant treasurer, bearing the seal of the Corporation or a facsimile thereof, the class of stock it represents, exhibiting the holder's name and certifying the number of shares owned by him in the Corporation and such other statement or summary as may be required by the MGCL. The certificates shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation or its agents as they are issued. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            Section 2. Lost Certificates. The Board of Directors (or any officer designated by it) may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity agent any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            Section 3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to compliance with all applicable laws and the requirements of the Corporation's transfer agent, it shall be the duty of the Corporation or its agents to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its transfer books.

            Section 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person whether or not it shall have express or other notice thereof, except as


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expressly provided by the laws of the State of Maryland.

                                   ARTICLE VII

                               GENERAL PROVISIONS

            Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined by resolution of the Board of Directors.

            Section 2. Stock in Other Corporations. Shares of stock or certificates representing the voting power in other corporations held by the Corporation shall be voted by such officer or officers of the Corporation as the Board of Directors by a majority vote shall from time to time designate for that purpose or by a proxy thereunto duly authorized by like vote of the Board.

            Section 3. Annual Statement of Affairs. Not later than one hundred twenty (120) days after the close of each full fiscal year of the Corporation, the Board shall cause to be mailed a report of the business and operations of the Corporation during such fiscal year to the stockholders, which report shall constitute the accounting of the Board for such fiscal year. The report shall be in such form and have such content as the Board shall deem proper. The annual report shall include the financial statements required by the Securities and Exchange Commission to be included in such Report. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon.

                                  ARTICLE VIII

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS;
                          TRANSACTIONS WITH AFFILIATES

            Section 1. Indemnification and Insurance.

            (A) To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and shall pay and reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director, officer, employee, or agent of the Corporation or (ii) any individual who, while a Director, officer, employee, or agent of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any


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other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Corporation, with the approval of its Board of Directors, shall provide such indemnification and advancement of expenses to a person who served as a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

            (B) Following any "change in control" of the Corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation and whose fees and disbursements shall be paid by the Corporation.

            (C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

            (D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

            (E) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of the MGCL or this Bylaw with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

            (F) The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the MGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a


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proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Bylaw or otherwise.

            Section 2. Amendments; Effect of. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provisions of the Bylaws or the Articles of Incorporation of the Corporation inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment repeal or adoption.

                                   ARTICLE IX

                                   AMENDMENTS

            These Bylaws may be adopted, amended, altered, changed, repealed or added to at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Whole Board. However, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all the shares of stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter, change, repeal, or add to any of the Bylaws of the Corporation.